UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE PROGRESSIVE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials:

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  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

March 18, 2011

To Holders of Restricted Stock Awards:

In an attempt to alleviate your receipt of multiple copies of our 2010 Annual Report to Shareholders and our 2011 Proxy Statement, we are mailing you this notice to inform you of the matters on which you are entitled to vote. The unvested Restricted Stock Awards that you hold carry voting privileges. This notice contains information about how you can vote your shares but is not a form for voting the shares. If you own shares in other accounts (such as another brokerage account) or within The Progressive Corporation 401(k) Plan, you will receive separate communications about how to vote those holdings. Please read this notice carefully and act promptly to save us the expense of a second mailing.

The Progressive Corporation will hold its Annual Meeting of Shareholders on Friday, April 29, 2011, at 10:00 a.m., local time, at 6671 Beta Drive, Mayfield Village, Ohio, for the following purposes:

1.  To elect as directors both nominees identified below,  each to serve for a three-year term:

Stuart B. Burgdoerfer

Charles A. Davis

2.  To approve an amendment to the company’s Code of Regulations allowing our Board of Directors to amend the Code of Regulations to the extent permitted by Ohio law;

3.  To cast an advisory vote on the company’s executive compensation program;

4.  To cast an advisory vote on the frequency of the shareholder vote on the company’s executive compensation program;

5.  To ratify the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2011; and

6.  To transact such other business as may properly come before the meeting.

IMPORTANT NOTICE REGARDING

THE AVAILABILITY OF PROXY

MATERIALS FOR

THE MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 29, 2011

This communication presents only

an overview of the more complete

proxy materials that are available

to you on the Internet or by mail.

We encourage you to access and

review all of the important

information contained in the

proxy materials before voting.

The Board of Directors is not aware of any other such business. Only shareholders of record at the close of business on February 28, 2011, are entitled to vote at the meeting.

The Board of Directors recommends the following votes: “FOR” the election of both director nominees; “FOR” the proposal to amend our Code of Regulations; “FOR” the advisory vote on our executive compensation program; for “ONE YEAR” as the frequency of the advisory vote on our executive compensation program; and “FOR” the ratification of PricewaterhouseCoopers LLP.

You may access the 2011 Proxy Statement and 2010 Annual Report to Shareholders at http://progressiveproxy.com.

If you would like to receive a paper or e-mail copy of the proxy materials and a proxy card, you may request one at any time by:

—	calling 1-800-455-1192 (you will be asked for your Shareholder Control Number, which is printed on the back of this notice);
—	sending an e-mail to PGR-Fulfillment@morrowco.com and inserting your Shareholder Control Number in the subject line; or
—	completing the request for proxy materials form available online at https://www.eproxyaccess.com/pgr2011.

You will not receive a paper or e-mail copy of the proxy materials unless you request them. There is no charge to you for requesting a copy. Please make your request for a copy by April 19, 2011, to facilitate timely delivery. You can make a one-time request for paper copies or a permanent request to receive paper copies for all future shareholder meetings; your request can be revoked at any time.

After reviewing the proxy materials, you may choose to vote by Internet, by mail, or in person. If you wish to vote by Internet, you may access the voting site at https://www.proxyvotenow.com/pgr. To cast your vote online, you will need your Shareholder Control Number (located on the back of this notice) and the last four digits of your social security number (i.e., your PIN). To vote by mail, you will need to request a paper copy of the proxy card in accordance with the instructions above; then, simply cast your vote on the proxy card, sign, date, and return it in the envelope provided. To vote in person at the Annual Meeting, you will need to complete a ballot at the meeting and provide personal identification (e.g., driver’s license). To obtain directions to the location of the Annual Meeting, please call Progressive’s Investor Relations department at 440-395-2222.

We ask that you cast your vote promptly. Thank you for your continued support!